Exhibit 99.1

Boston, United States Sydney, Australia 22 August 2019 AEST

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

GI Dynamics Announces up to ~US$10 Million

Financing with Crystal Amber

Defers Potential ASX Delisting

Extends Maturity Date of 2017 Convertible Note and General Corporate Update

BOSTON and SYDNEY — 22 August 2019 — GI Dynamics® Inc. (ASX:GID) (Company or GI Dynamics), a medical device company that is developing EndoBarrier® for patients with type 2 diabetes and obesity, is pleased to announce that it has agreed to the terms of a financing (Financing) with Crystal Amber Fund Limited (Crystal Amber) of up to approximately US$10 million, which will involve the exercise of certain existing warrants, the issuance of a new convertible note and potential issuance of a new warrant.

This Financing is expected to provide the Company with sufficient capital to continue work on the following three high-priority programs:

•	STEP-1 (United States) clinical trial enrollment

•	I-STEP (India with Apollo Sugar) clinical trial enrollment

•	CE Mark for commercialization in the European Union and select countries in the Middle East

The Company will continue to evaluate additional sources of capital in parallel to this Financing and is not obligated to take the entire proposed convertible note financing described below.

A summary of the principal terms of the Financing is as follows:

Exercise of Existing Warrants

Crystal Amber has agreed to exercise certain outstanding warrants issued on 30 May 2018 and 30 June 2019 (Existing Warrants). As a result of exercising the Existing Warrants, Crystal Amber will be issued 412,427,495 CHESS Depositary Interests (CDIs) (subject to the effect of any rounding), with each CDI representing 1/50th of

Boston, United States Sydney, Australia 22 August 2019 AEST

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com a share of the Company’s common stock, for an aggregate exercise price of approximately US$5,403,107.

The Existing Warrants will be exercised by Crystal Amber in accordance with the following exercise schedule (unless earlier dates are requested by the Company):

U.S. Exercise Date (or such earlier date as the Company may request)	Number Existing Warrants CDIs to be issued*	Aggregated Exercise Price**
21 August 2019	144,466,319	US$	2,000,000
30 September 2019	157,480,314	US$	2,000,000
31 October 2019	78,740,157	US$	1,000,000
15 November 2019	31,740,705	US$	403,107

*	Subject to the effect of any rounding
**	All amounts are approximate

The funds raised from the exercise of the Existing Warrants will be used by the Company for general working capital purposes, to initiate patient enrollment for STEP-1 (United States), I-STEP (India with Apollo Sugar) and continuing to work towards securing a CE Mark.

Issuance of New Convertible Note and New Warrant

In addition to the exercise of the Existing Warrants, the Company has agreed to issue and sell to Crystal Amber an unsecured convertible promissory note in the aggregate principal amount of up to US$4,596,893 (August 2019 Note).

The August 2019 Note will be issued to Crystal Amber on 22 August 2019, but it is not currently envisaged that there will be a funding of the principal amount under the August 2019 Note until 6 December 2019. However, the Company is entitled to request the full amount available under the August 2019 Note at any time before or

Boston, United States Sydney, Australia 22 August 2019 AEST

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com after 6 December 2019. The Company may also elect to receive less than the full amount, although only one funding can be made under the August 2019 Note. If the Company elects to receive less than the full amount it cannot subsequently request the remaining balance to be provided to it at a later time.

Under the terms of the August 2019 Note, Crystal Amber will not be permitted to convert the outstanding balance into common stock or CDIs of the Company unless and until such conversion feature has been approved by stockholders of the Company (this feature is similar to the terms of the previous convertible notes that have been issued to Crystal Amber).

GI Dynamics has also agreed, subject to obtaining stockholder approval, to issue a warrant to Crystal Amber to subscribe for up to 229,844,650 CDIs, or the corresponding number of shares of common stock, with an exercise price of US$0.02 per CDI in accordance with the agreed terms (August 2019 Warrant). However, the number of CDIs available for purchase under the August 2019 Warrant (or corresponding number of shares of common stock) will be adjusted proportionally to the principal balance outstanding under the August 2019 Note on the date such note is funded. Accordingly, if the full amount of the August 2019 Note (US$4,596,893) is received by the Company, then the August 2019 Warrant will be exercisable in respect of 229,844,650 CDIs. However, if a lesser amount is received by the Company under the August 2019 Note, the maximum number of CDIs that can be issued on exercise of the August 2019 Warrant will be equal to the number of CDIs determined by dividing such lesser amount by US$0.02 (subject to the effect of any rounding). The August 2019 Warrant cannot be issued until its issuance is approved by stockholders of the Company and the August 2019 Note is funded.

The Company expects that the funds raised from the issuance of the August 2019 Note will be used for general working capital purposes, to initiate patient enrollment for STEP-1 (United States), I-STEP (India with Apollo Sugar) and CE Mark activities.

The material terms of the August 2019 Note and the August 2019 Warrant are outlined in Attachment 1.

Extension of 2017 Convertible Note

Separately, the Company and Crystal Amber have agreed to extend the Maturity Date (and the associated final conversion date) of the 2017 Convertible Note from 1 October 2019 to 31 March 2020.

Delisting Update

Further to recent announcements, the Company confirms that it will not be proceeding with a delisting from the Official List of the Australian Securities Exchange (ASX) at this time. Should the Company’s Board of Directors change its view on a potential delisting, the Company will provide an update to the market at that time.

Boston, United States Sydney, Australia 22 August 2019 AEST

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

Summary and Brief Corporate Update

GI Dynamics expects this Financing to satisfy the general working capital requirements of the Company until the first half of March 2020. In the meantime, the Company will continue to evaluate longer-term fundraising options.

“We are pleased to report that Crystal Amber has committed to this substantial financing” said Scott Schorer, president and chief executive officer of GI Dynamics. “We have diligently prepared for the commencement of patient enrollment for the STEP-1 pivotal trial in the U.S., patient enrollment for the I-STEP trial in India in partnership with Apollo Sugar, and have continued to work towards securing our CE Mark. This financing provides us with adequate working capital to push these programs forward with all possible diligence.”

“We are working to provide EndoBarrier to the millions of patients severely affected by type 2 diabetes, obesity, NAFLD, NASH, chronic kidney disease and other associated metabolic disorders”, said Schorer.

As a result of the Financing, set out in Attachment 2 by way of corporate update is a summary of the currently projected timings for our corporate lines of effort.

About GI Dynamics

GI Dynamics®, Inc. (ASX:GID) is the developer of EndoBarrier®, the first endoscopically-delivered medical device for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale and is limited by federal law to investigational use only. EndoBarrier is subject to an Investigational Device Exemption by the FDA in the United States and is entering concurrent pivotal trials in the United States and India. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information please visit www.gidynamics.com.

Forward-Looking Statements

This announcement may contain forward-looking statements. These statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern; our ability to obtain stockholder approval of the conversion feature of the August 2019 Note and issuance of the August 2019 Warrant, our ability to raise sufficient additional funds to continue operations and to conduct the planned pivotal trial of EndoBarrier in the United States (STEP-1); our ability to execute STEP-1 under FDA’s Investigational Device Exemption; our ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence

Boston, United States Sydney, Australia 22 August 2019 AEST

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com of certain safety events or does not approve an expansion of STEP-1; our ability to enroll patients in accordance with I-STEP; our ability to secure a CE Mark; our ability to maintain compliance with our obligations under our existing convertible note and warrant agreements executed with Crystal Amber, including our obligations to make payment on the Note that is due on 31 March 2020 and our ability to restructure the terms of the Note with Crystal Amber that is due on 31 March 2020 if we are unable to raise sufficient funds to enable us to fully repay such Note when due; obtaining and maintaining regulatory approvals required to market and sell our products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of our products; product pricing; timing of product launches; future financial results; and other factors, including those described in our filings with the U.S. Securities and Exchange Commission.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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Boston, United States Sydney, Australia 22 August 2019 AEST

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

ATTACHMENT 1

Financing Terms

The key terms of the Financing are as follows:

(a)

Stockholder Approval: The US$4,596,893 Note will be issued immediately; however, it is currently not expected to be drawn down until 6 December 2019. The conversion features of the August 2019 Note and the issuance of the August 2019 Warrant are subject to stockholder approval, which will be sought at a Special Meeting of Stockholders expected to be held on or prior to 31 December 2019.

(b)	Borrower: GI Dynamics, Inc.

(c)	Lender: Crystal Amber Fund Limited

(d)

Principal Amount / Face Value of Note: US$4,596,893 (or such lesser amount as may be set forth in a notice delivered by the Borrower to the Lender not later than five (5) days prior to the Funding Date).

(e)	Funding Date: 6 December 2019 (or such earlier or later date as may be requested by the Borrower).

(f)	Interest: 10% per annum, compounded annually (increasing to 16% per annum in the event of default).

(g)

Note Conversion: Subject to the conversion features of the August 2019 Note being approved by stockholders, at any time prior to the maturity date, the Principal Amount plus accrued and unpaid interest thereon will be convertible at the option of the Lender into the Borrower’s CHESS Depositary Interests (CDIs) at a conversion price equal to US$0.02 per CDI.

Boston, United States Sydney, Australia 22 August 2019 AEST

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

(h)	Maturity / Repayment: The August 2019 Note matures on the fifth anniversary of the Funding Date, unless it is repaid in full or converted at an earlier date in accordance with its terms.

(i)

Change of Control: Upon a change of control of the Borrower, the Lender may, at its option, demand 110% of the unpaid Principal Amount plus accrued and unpaid interest thereon in full satisfaction of the August 2019 Note.

(j)

Accelerated Repayment: The resolutions for stockholder approval of the conversion features under the August 2019 Note and separately the issuance of the August 2019 Warrant will be inter-conditional so that if either resolution is not approved by stockholders then 110% of the unpaid Principal Amount plus accrued interest thereon will be payable within six months of the resolution not being passed by stockholders.

(k)	Prepayments: Not permitted at the Borrower’s option without the Lender’s consent.

(l)	Events of Default: Upon the occurrence of an event of a default, all unpaid principal plus unpaid interest generally becomes immediately due and payable.

(m)	Use of Funds: For general working capital purposes, to initiate enrollment in the STEP-1 (US), I-STEP (India with Apollo Sugar) and CE Mark activities.

(n)

Warrant: A warrant will be issued granting the Lender the option to purchase up to 229,844,650 of the Borrower’s CDIs (representing 4,596,893 shares of Common Stock) at any time from the issue date of the August 2019 Warrant until the fifth anniversary thereof at an exercise price equal to US$0.02 per CDI. The number of CDIs available for purchase under the August 2019 Warrant will be proportional to the principal balance outstanding under the August 2019 Note on the Funding Date. The issuance of the August 2019 Warrant is conditional on receiving stockholder approval for its issuance and the funding under the August 2019 Note.

Boston, United States Sydney, Australia 22 August 2019 AEST

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

(o)

Transferability / Assignability: Neither the August 2019 Note nor the August 2019 Warrant is transferable / assignable within 12 months after its issuance, except as permitted by the Corporations Act 2001 (Cth).

(p)

Transfer of CDIs Issued on Conversion or Exercise: Any CDIs issued on a conversion of the August 2019 Note or an exercise of the August 2019 Warrant are not transferrable within 12 months after their issuance (and the CDIs will be subject to a holding lock), except as permitted by the Corporations Act 2001 (Cth).

(q)

Anti-Dilution: In the event the Borrower subsequently sells any of its CDIs at a price per CDI that is lower than the conversion price under the August 2019 Note or the exercise price under the August 2019 Warrant, such conversion price and exercise price, as applicable, will be reduced to the lowest price per CDI at which such CDIs were sold.